Exhibit 99.1

WARWICK VALLEY TELEPHONE COMPANY REPORTS FINANCIAL RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2008 ($ in thousands)

(Warwick, NY November 14, 2008) Warwick Valley Telephone Company (“WVT Communications”) (“the Company”) (NASDAQ: WWVY) announced today that its financial results for the third quarter and nine months ended September 30, 2008 showed an improvement in net income for both periods. The Company increased its net income before extraordinary item by 10%, from $1,557 to $1,708 in comparison to the three-month period over the same period in 2007 and by 13% from $3,633 to $4,086 for the nine-month period over the same period in 2007. The increase for the three-month period was primarily attributable to an increase in Universal Service Fund (“USF”) revenue received. The increase for the nine-month period was attributable primarily to an improvement in Orange County-Poughkeepsie Limited Partnership (“O-P”) income, a one time curtailment gain of $469 before tax for post-retirement benefit costs resulting from the Company’s new contracts with its union employees and higher USF revenue. The Company has determined, in the third quarter of 2008, that it is no longer appropriate to continue the application of Statement of Financial Accounting Standard No. 71 (“SFAS 71”), “Accounting for the Effects of Certain Types of Regulation” for reporting its financial results. Accordingly, the Company has recorded a non-cash extraordinary loss of $73, net of a tax effect of $39, upon discontinuance of the provisions of SFAS 71, as required by the provisions of Statement of Financial Accounting Standard No. 101, “Regulated Enterprises - Accounting for the Discontinuance of the Application of Financial Accounting Standard Board Statement No. 71”. As a result net income increased by 5%, from $1,557 to $1,635 in comparison to the three-month period over the same period in 2007 and by 11% from $3,633 to $4,013 for the nine-month period over the same period in 2007.

Operating revenues increased 2% from $6,137 to $6,245 for the three months ended September 30, 2008 as compared to the same period in the prior year and decreased 4% from $17,906 to $17,266 for the nine months ended September 30, 2008 as compared to the same period in the prior year. The increase for the three months was primarily attributable to additional USF revenue received. The decrease for the nine months was due to the following reductions: long distance revenues and Online service revenues decreased due to access line losses attributable to competition and technology substitution, partially offset by an increase in network access revenues due to additional USF revenue and an increase in sales of customer business telephone systems.

Operating expenses decreased 1% from $6,280 to $6,205 for the three months ended September 30, 2008 as compared to the same period in the prior year and decreased 3% from $18,905 to $18,349 for the nine months ended September 30, 2008 as compared to the same period in the prior year. These decreases were mainly due to a postretirement curtailment gain resulting from the elimination of benefits of certain union employees as a result of the negotiation of a new union agreement, lower corporate operations expense associated with the reduction of management’s portion of its 401K match, lower professional fees and corporate insurance costs. Depreciation expense also decreased due to some types of broadband equipment that were fully depreciated in 2007. Partially offsetting these lower costs were increases in sales force personnel and cost of services and products.

Commenting on the third quarter results, Duane Albro, the President and CEO, said “while our greatest challenge continues to be maintaining and growing revenues in an increasing competitive Incumbent Local Exchange Carrier environment, we are proud of our operating profit during the third quarter. Our aggressive ramp up of Competitive Local Exchange Carrier (“CLEC”) sales activities is resulting in increased customer contracts. Our launch of DirecTV services as an alternate video service has been successful and we are now reaching video customers that were heretofore not served by us. Both of these initiatives will drive our top-line revenue. We are also continuing our aggressive expense control to improve our operating margin and enhance our competitiveness. We are firmly committed to creating value for our shareholders by the successful implementation of these initiatives and remain committed to expansion of our CLEC activities through either building or acquisition. WVT Communications continues to demonstrate that it is a great company with great customers and great employees…with a solid plan for growth.”

About WVT Communications

WVT Communications is a leading voice, Internet, video and wireless provider servicing consumers and businesses in the lower Hudson Valley of New York and New Jersey. Additional information about the Company is available at www.wvtc.com.

Forward-looking Statements

This press release forward-looking statements as defined be the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations, estimates, and projections about the industry, management beliefs and assumptions of Warwick Valley Telephone Company. (“Warwick,” “we,” “us,” or “our”). Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, our actual results may materially differ from those expressed or forecasted in any such forward-looking statements. When considering these risks, uncertainties and assumptions, you should keep in mind the cautionary statements elsewhere in this report and in any document incorporated herein by reference. New risks and uncertainties arise from time to time and we can not predict those events or how they may affect us. For a more detailed discussion of the risks and uncertainties that may affect Warwick’s operating and financial results and its ability to achieve its financial objectives, interested parties should review the “Risk Factors” sections in the Warwick’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
WVT Communications
Kenneth H. Volz,
Executive Vice President, Chief Financial Officer and Treasurer
845-986-8080

WARWICK VALLEY TELEPHONE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Operating revenues:	$6,245	$6,137	$17,266	$17,906

Operating expenses:
Cost of services and products (exclusive of depreciation
and amortization expense)	2,427	1,886	6,776	5,804
Selling, general and administrative expenses	2,672	2,984	8,041	9,103
Depreciation and amortization	1,106	1,410	3,532	3,998
Total operating expenses	6,205	6,280	18,349	18,905
Operating income (loss)	40	(143)	(1,083)	(999)

Other income (expense):
Interest income (expense), net of capitalized interest	(71)	(114)	34	(240)
Income from equity method investments	2,663	2,626	7,384	6,761
Other income (expense), net	(8)	(28)	(47)	(18)
Total other income (expense)	2,584	2,484	7,371	6,503
Income before income taxes and
extraordinary item	2,624	2,341	6,288	5,504
Income taxes	916	784	2,202	1,871
Income before extraordinary item	1,708	1,557	4,086	3,633
Extraordinary item, net of tax	(73)	-	(73)	-
Net Income	1,635	1,557	4,013	3,633
Preferred dividends	6	6	19	19
Income applicable to common stock	$1,629	$1,551	$3,994	$3,614

Basic earnings per common share
Income before extraordinary item	$0.32	$0.29	$0.76	$0.68
Extraordinary item	(0.01)	-	(0.01)	-
Basic earnings per share	$0.31	$0.29	$0.75	$0.68

Diluted earnings per common share
Income before extraordinary item	$0.32	$0.29	$0.76	$0.68
Extraordinary item	(0.01)	-	(0.01)	-
Diluted earnings per share	$0.31	$0.29	$0.75	$0.68

Weighted average shares of common stock
used to calculate earnings per share
Basic	5,351,780	5,351,780	5,351,780	5,351,780
Diluted	5,357,816	5,351,780	5,353,792	5,351,780
Dividends declared per common share	$0.20	$0.20	$0.60	$0.60

WARWICK VALLEY TELEPHONE COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands except share and per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$5,574	$5,849
Accounts receivable - net of allowance for uncollectibles - $207 and $214, in 2008	2,557	3,067
and 2007, respectively
Other accounts receivable	126	152
Materials and supplies	1,218	1,591
Prepaid expenses	840	769
Deferred income taxes	98	119
Total current assets	10,413	11,547

Property, plant and equipment, net	35,247	35,791
Unamortized debt issuance costs	55	65
Other deferred charges	-	762
Investments	8,607	8,276
Other assets	210	210

Total assets	$54,532	$56,651

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$771	$940
Current maturities of long-term debt	1,519	1,519
Advance billing and payments	243	234
Customer deposits	101	116
Accrued taxes	315	80
Pension and postretirement benefit obligations	615	929
Other accrued expenses	1,530	1,830
Total current liabilities	5,094	5,648

Long-term debt, net of current maturities	4,556	5,695
Deferred income taxes	3,702	3,334
Long term income taxes payable	-	640
Other liabilities and deferred credits	40	591
Pension and postretirement benefit obligations	3,891	4,324

Total liabilities	17,283	20,232

Shareholders' equity
Preferred shares - $100 par value; authorized and issued shares of 5,000;
$0.01 par value authorized and unissued shares of 10,000,000;	500	500
Common stock - $0.01 par value; authorized shares of 10,000,000	60	60
issued 5,985,463 shares
Treasury stock - at cost, 633,683 common shares	(4,748)	(4,748)
Additional paid in capital	3,495	3,487
Accumulated other comprehensive loss	(836)	(875)
Retained earnings	38,778	37,995

Total shareholders' equity	37,249	36,419

Total liabilities and shareholders' equity	$54,532	$56,651